Exhibit 21.0



Subsidiary                                                State of Incorporation
--------------------------------------------------------- ----------------------

HomeGold, Inc.                                                 South Carolina
Emergent Mortgage Corp. of Tennessee (a subsidiary of
    HomeGold, Inc.)                                            South Carolina
Emergent  Mortgage Holdings Corporation (a subsidiary of
    Carolina Investors, Inc.)                                  Delaware
Emergent  Mortgage Holdings Corporation II (a subsidiary of
    Carolina Investors, Inc.)                                  Delaware
Emergent  Residual Holdings Corporation (a subsidiary of
    Emergent Mortgage Holdings Corporation II)                 Delaware
Emergent Insurance Agency Corporation                          South Carolina
Carolina Investors, Inc.                                       South Carolina
HomeGold Realty, Inc. (a subsidiary of HomeGold, Inc.)         South Carolina